UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of the Securities And Exchange Act Of 1934

May 30, 2003
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(909) 493-5300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

On May 30, 2003, Watson Pharmaceuticals, Inc. (“Watson” or the “Company”), entered into an agreement with a syndicate of lenders for a five-year, $300 million senior, unsecured revolving credit facility which the Company intends to use for working capital and other general corporate purposes. The agreement is filed as an exhibit hereto and is incorporated by reference herein.

The Company includes as exhibits to this Form 8-K, and incorporates by reference herein, Item 8. from the Annual Report on Form 10-K for the year ended December 31, 2002 and Item 1. from the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, updated to reflect the credit facility as a subsequent event.  This information is included to update the Financial Statements and footnotes thereto, for both periods, and does not affect the Company’s results of operations or financial position.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

c.               Exhibits

10.1	Credit agreement dated as of May 30, 2003 among the Company, Wachovia Bank N.A., Bank of America, N.A., CIBC World Markets Corp., Lehman Commercial Paper, Inc. and Morgan Stanley Bank
23.1	Consent of PricewaterhouseCoopers
99.1	Updated financial information for the year ended December 31, 2002
99.2	Updated financial information for the quarter ended March 31, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2003.	WATSON PHARMACEUTICALS, INC.

	By:	/s/ CHARLES SLACIK

Charles Slacik
Executive Vice President and
Chief Financial Officer